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Exhibit 23(a)(2)

                            ARTICLES OF INCORPORATION
                                       OF
                          SELECTED SPECIAL SHARES, INC.
                            (a Maryland Corporation)

FIRST: Incorporator. The undersigned, Sheldon R. Stein, whose address is 111 West Washington Street, Chicago, Illinois 60602, being at least 18 years of age, is acting as sole incorporator with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.

SECOND: Name. The name of the corporation (hereinafter called the "Corporation") is SELECTED SPECIAL SHARES, INC.

THIRD: Purpose. The purpose for which the Corporation is formed is to engage in, conduct, operate and carry on the business of an open-end management investment company under the Investment Company Act of 1940 (including any amendment thereof or other applicable Act of Congress hereafter enacted) (hereinafter called the "1940 Act"), and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

FOURTH: Principal Office and Resident Agent. The address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a Maryland corporation, and the address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.


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FIFTH: Directors. The initial number of directions of the Corporation shall be ten, and the names of those who shall serve as such until the first annual meeting of stockholders and until their successors are duly elected and qualify are as follows:
                  Floyd Brown
                  William G. Cole
                  Robert J. Greenebaum
                  Philip M. Hauser
                  Herbert F. Horwich
                  John K. Langum
                  Edgar Peske
                  Ian M. Holland
                  Kenneth Russ
                  James C. Worthy

SIXTH: Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, all of which shall be common shares, of the par value Twenty-Five Cents ($0.25) each and of the aggregate par value of Five Million Dollars ($5,000,000).

SEVENTH: Preemptive Rights. No holder of any of the stock of the Corporation shall as such holder have any preemptive or other right to purchase or subscribe for any stock which the Corporation may issue or sell, whether or not exchangeable for any other stock of the Corporation, and whether out of the number of shares authorized by the Articles of Incorporation as originally filed or by any amendment thereof or out of shares of the stock of the Corporation acquired by it after the issue thereof, other than such, if any, as the Board of Directors in its discretion may from time to time determine to offer, or authorize to be offered, for subscription to stockholders of the Corporation, and then only at such price or prices and upon such terms as the Board of Directors from time to time, in its discretion, may determine.

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EIGHTH: Stock Certificates; Fractional Shares. All shares of the Corporation shall be issued on the books of the Corporation and no stock certificates shall be issued therefor unless the Board of Directors determines otherwise; provided, however, that every registered shareholder of the Corporation shall be entitled to receive a certificate or certificates for full shares evidencing part or all of the shares registered in such stockholder's name. The Corporation may issue fractional as well as full shares, and each fractional share shall be dealt with and have rights identical to those to which a full share is entitled but in such proportion, in all instances, as such fractional share bears to a full share; provided, however, that the Corporation shall in no event be obliged to issue certificates for fractional shares.

NINTH: Redemption. Each holder of the stock of the Corporation shall be entitled at any time to require the Corporation, to the extent that the Corporation shall have any surplus available for such purpose and out of such surplus, to purchase all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at the net asset value of such shares; provided, however, that the Corporation may suspend such right of redemption or postpone payment for such shares pursuant to the 1940 Act or any rule, regulation or order thereunder. The procedures and requirements for redemption shall be determined by the Corporation or its duly authorized agent.

TENTH: Board of Directors. The following powers are expressly and exclusively vested in the Board of Directors of the Corporation and may be exercised without the approval of the stockholders of the Corporation:

                  (a) To make, adopt, alter, amend and repeal Bylaws of the Corporation;

                  (b) To declare and provide for the distribution of dividends and to determine the amount, source, method and time thereof;

                  (c) To authorize and provide for the issuance and sale of shares of the stock of the Corporation; and

                  (d) To authorize the purchase by the Corporation, either directly or through an agent, of shares of its stock, in the open market or otherwise, at prices not in excess of the net asset value of such shares.

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ELEVENTH: Net Asset Value; Other Determinations. The net asset value of shares of stock of the Corporation shall be determined by or pursuant to the direction of the Board of Directors of the Corporation. Any determination made in good faith by or on behalf of the Board of Directors or pursuant to its delegation or direction, as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the net asset value, bid price or asked price of the shares of the Corporation, as to the value of any asset or assets of the Corporation, or as to any other matter relating to the issue, sale, redemption, purchase, acquisition or disposition of the shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of shares issued by it, and the shares of the Corporation shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

TWELFTH: Indemnification. Each present or former director, officer, agent and employee of the Corporation or any predecessor or constituent corporation, and each person who, at the request of the Corporation, serves or served another business enterprise in any such capacity, and the heirs and personal representatives of each of the foregoing, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses, including without limitation amounts of judgments, fines, amounts paid in settlement, attorneys' and accountants' fees, and costs of litigation, which shall necessarily or reasonably be incurred by him in connection with any action, suit or proceeding to which he was, is or shall be a party, or with which he may be threatened, by reason of his being or having been a director, officer, agent or employee of the Corporation or such predecessor or constituent corporation or such business enterprise, whether or not he continues to be such at the time of incurring such expenses. Such indemnification may include without limitation the purchase of insurance and advancement of any expenses. No indemnification shall be made in violation of the 1940 Act.

THIRTEENTH: Powers. The Corporation and its Board of Directors shall have and may exercise all of the powers, rights and privileges granted or conferred by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of any powers


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in these Articles of Incorporation shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

FOURTEENTH: Majority Vote. Notwithstanding any provision of the General Incorporation Law of the State of Maryland requiring that any action be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares or votes entitled to be cast, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

FIFTEENTH: Duration. The duration of the Corporation shall be perpetual.

SIXTEENTH: Amendments. The Corporation reserves the right from time to time to amend, alter, change, add to, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed or permitted by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred on stockholders and others herein are granted subject to this reservation.

SEVENTEENTH: Titles. The titles contained in these Articles of Incorporation are for convenience only and shall not affect the interpretation of any of the provisions hereof.

                                              /s/_____________________________
                                                              (Sheldon R. Stein)


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         IN WITNESS WHEREOF, the undersigned incorporator of SELECTED SPECIAL
SHARES, INC. who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects and that this statement is made under the penalties for perjury.

                                              /s/_____________________________
                                                       (Sheldon R. Stein)

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